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                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                 230 PARK AVENUE
                             NEW YORK, NY 10169-0079
 47 MAPLE STREET                 (212) 818 9200             FAX (212) 818-9606/7
 SUMMIT, NJ 07901                                                 www.ssbb.com
  (908) 277-2221
FAX (908) 277-2038

                                                                     EXHIBIT 5.1
                                                                October 28, 2004

CanArgo Energy Corporation
P.O. Box 291
St. Peter Port
Guernsey, GY1 3RR
British Isles

            Re: AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3; REGISTRATION NO. 333-115261

Dear Ladies and Gentlemen:

            We have acted as special U.S. counsel to CanArgo Energy Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Company (Reg. No. 333-115261), originally filed May 6, 2004 under the Securities Act of 1933, as amended (the "Securities Act"), and the Preliminary Prospectus (referred to herein as the "Prospectus") included in Amendment No. 1 to the Registration Statement in the form to be filed with the Securities and Exchange Commission (the "Commission"), relating to the sale from time to time, of up to 39,710,074 shares (the "Shares") of the Company's common stock, par value $.10 per share ("Common Stock") by certain selling stockholders identified in the Prospectus (referred to collectively herein as the "Selling Stockholders" and individually as a "Selling Stockholder") as more fully described in the Prospectus, including:

            i. up to 23,000,000 shares ("Cornell Shares") to be issued to Cornell Capital Partners, L.P., a Delaware private limited partnership ("Cornell") in accordance with the terms of that certain Standby Equity Distribution Agreement (the "Equity Line of Credit") dated as of February 11, 2004 by and between the Company and Cornell;

            ii. 850,000 shares ("Cornell Fee Shares") issued to Cornell as a commitment fee in connection with the Equity Line of Credit;

            iii. 30,799 shares ("Newbridge Fee Shares") issued to Newbridge Securities Corporation as a fee for acting as the Company's advisor and exclusive placement agent in connection with the Equity Line of Credit;

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            iv. 2,000,000 shares ("GBOSC Shares") issued to Georgian British Oil
Services Company, a Republic of Georgia Corporation, ("GBOSC") in connection with the purchase of GBOSC's interest in the Manavi M-11 project farm in agreement;

            v. 4,000,000 shares ("Europa Shares") issued to Europa Oil Services Limited ("Europa"), a British Virgin Islands company, in connection with a consultancy agreement between the Company and Europa pursuant to which Europa provided certain consultancy services in relation to the Company's acquisition of its interest in the Samgori Production Sharing Contract and an interest in the license holder and operating company for Block XIB from Georgian Oil Samgori Limited;

            vi. 80,000 shares ("CEOcast Shares") issued to CEOcast Inc, a New York corporation, pursuant to a consultancy agreement under which CEOcast Inc shall provide various investor relations services and strategic advice to the Company;

            vii. 6,000,000 shares ("NPET Shares") issued to NPET Oil Limited, a Cypriot corporation, ("NPET") in connection with the acquisition of NPET's interest in one of the Company's subsidiaries, CanArgo Norio Limited;

            viii. up to an aggregate of 3,449,275 shares issuable to Mr. Salahi Ozturk consisting of up to 2,000,000 shares (the "Ozturk Warrant Shares") issuable upon exercise of warrants to purchase Common Stock issued to Mr. Ozturk on August 27, 2004 (the "Ozturk Warrants") in connection with a $1,000,000 convertible loan made by Mr. Ozturk (the "Convertible Loan") and up to 1,449,275 shares (the "Conversion Shares") issuable upon conversion of the Convertible Loan, subject in each case to certain anti-dilution adjustments; and

            ix. up to 300,000 shares (the "CA Fiduciary Warrant Shares"; and together with the Ozturk Warrant Shares, collectively referred to herein as the "Warrant Shares") issuable to CA Fiduciary Services Limited, a Guernsey corporation, as Settlement Trustees of The SP525A Settlement ("CA Fiduciary"), an unaffiliated trust created under the laws of Guernsey, British Isles, upon exercise of a warrant to purchase Common Stock issued to CA Fiduciary on April 29, 2004 (the "CA Fiduciary Warrant"; and together with the Ozturk Warrants, the "Warrants") in connection with a loan from CA Fiduciary to the Company, subject to certain anti-dilution adjustments;

(the Cornell Fee Shares, Newbridge Fee Shares, GBOSC Shares, Europa Shares, CEOcast Shares and NPET Shares being collectively referred to herein as the "Issued and Outstanding Shares"; and together with the Cornell Shares, Warrant Shares and Conversion Shares being collectively referred to herein as the "Securities").

      In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus included in Amendment No. 1 thereto, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and instruments of the Company and such certificates of public officials and officers of the Company, and we have reviewed such questions of


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law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures; the authenticity of all corporate records, documents and instruments submitted to us as originals; the conformity to original documents of all documents submitted to us as conformed, certified, photostatic or facsimile copies thereof; the authenticity of the originals of such conformed, certified, photostatic or facsimile copies; the truth, accuracy and completeness of the information contained in the records, agreements, documents, instruments and certificates we have reviewed, including the information contained in the Registration Statement, as amended by Amendment No. 1; the due authorization, execution and delivery by each Selling Stockholder of each agreement pursuant to which such Selling Stockholder has been or will be issued shares of Common Stock, and the legal capacity of each individual executing such documents.

      Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

      1. The Issued and Outstanding Shares have been duly authorized, validly issued and are fully paid and nonassessable;

      2. The Cornell Shares, when issued in accordance with the provisions of the Equity Line of Credit and the consideration therefor is duly received by the Company in accordance with the terms of the Equity Line of Credit, will be duly authorized, validly issued, fully paid and nonassessable;

      3. The Warrant Shares, when issued upon exercise of the Warrants in accordance with their respective terms and the consideration therefor is duly received by the Company, will be duly authorized, validly issued, fully paid and nonassessable; and

      4. The Conversion Shares, when issued upon conversion of the Convertible Loan in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable.

      The opinions expressed above are subject in all respects to the following further assumptions, exceptions and qualifications:

      a. We have assumed that the Company has received or will receive, as applicable, the amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Issued and Outstanding Shares and the reservation and issuance of the Cornell Shares, the Warrant Shares and the Conversion Shares.

      b. We have assumed that: the Registration Statement has been declared and will remain effective and the Selling Stockholders and the Company will comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are issued as contemplated by the Equity Line of Credit, the Warrants and the Convertible Loan and offered and sold as contemplated by the Registration Statement.

      c. In rendering the opinions set forth above, we express no opinion with respect to the possible effect on the enforceability of the Equity Line of Credit,


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      Convertible Loan and Warrants of any bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

      e. In rendering the opinions set forth above, we express no opinion with respect to (i) the enforceability of the provisions in the Equity Line of Credit, Convertible Loan or Warrants, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws or (iii) the enforceability of the choice of law provisions thereof.

      f. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the present laws of the State of New York, the corporate law of the State of Delaware and the federal laws of the United States of America. Furthermore, we express no opinion as to any statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. The Cornell Shares, the Warrant Shares and the Conversion Shares may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws and judicial decisions as in effect on the date hereof.

      This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts and circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished or relied upon by any person or entity for any purpose without our prior written consent.

      This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,

                                          s/Satterlee Stephens Burke & Burke LLP


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